UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2026

SENTINELONE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (855) 868-3733
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On February 28, 2026, the Board of Directors (the “Board”) of SentinelOne, Inc. (the “Company”) appointed Sonalee Parekh as the Company’s Chief Financial Officer and principal financial officer, effective as of the start date, currently set for March 24, 2026 (the “Effective Date”).

Ms. Parekh, age 52, prior to the Effective Date, served as the Chief Financial Officer and Head of Finance of Asana, Inc. (“Asana”), a work management software company, from September 2024 to March 2026. Prior to joining Asana, Ms. Parekh served as Chief Financial Officer of RingCentral, Inc., a cloud-based collaboration and communication SaaS company, from May 2022 through August 2024, where she was responsible for accounting, FP&A, treasury, tax, internal audit and investor relations. Previously, Ms. Parekh served as Divisional CFO and Senior Vice President of Corporate Development and Investor Relations at Hewlett Packard Enterprise Company (“HPE”), a Fortune 500 technology company, from September 2019 to April 2022, where she oversaw critical growth initiatives, including global M&A and integration, corporate strategy, strategic investments, and managed all buyside and sellside communication. Prior to HPE, Ms. Parekh held senior leadership roles at several global investment banks, including Goldman Sachs, Jeffries and Barclays Capital. Ms. Parekh has served as a member of the board of directors and chair of the audit committee for indie Semiconductor, Inc since June 2021. Ms. Parekh holds a Bachelor of Commerce degree from McGill University and is a Chartered Accountant.

In connection with her appointment, the Company entered into an offer letter with Ms. Parekh (the “Offer Letter”) and an Executive Change in Control and Severance Agreement (the “CIC Agreement”). The Offer Letter does not have a specific term and provides that Ms. Parekh will serve as an at-will employee. Pursuant to the Offer Letter, Ms. Parekh will have (i) an annual base salary of $600,000 and (ii) a target annual cash bonus opportunity of 70% of her annual base salary. In addition, Ms. Parekh will receive a sign-on bonus of $300,000.

Subject to the approval of the Compensation Committee of the Board (the “Committee”) and the terms and conditions of the Company’s 2021 Equity Incentive Plan and the Offer Letter, Ms. Parekh will receive a restricted stock unit (“RSU”) award and performance stock unit (“PSU”) award with an aggregate target value of $18.0 million (the “Aggregate Equity Value”), where the RSU portion of the award is 75% of the Aggregate Equity Value and the PSU portion of the award is the remaining 25%. The number of shares of the Company’s Class A common stock subject to the RSUs will equal the aggregate RSU value divided by the trailing 30-calendar day average of the closing price of the Company’s Class A common stock on the New York Stock Exchange up to and including the date of grant; rounded down to the nearest whole share. The RSUs will vest as follows: (i) 10% of the RSUs shall vest on the Vesting Date (as defined below) in the month following the three month anniversary of her employment start date (the “First Vesting Date”), and thereafter 10% of the RSUs will vest on each third Vesting Date following the First Vesting Date until an additional 30% of the RSUs have vested, then (ii) 6.25% of the RSUs will vest on each third Vesting Date (a “Quarterly Basis”) until an additional 25% of RSUs have vested, then (iii) 5% of the RSUs will vest on a Quarterly Basis until an additional 20% of RSUs have vested, then (iv) 3.75% of RSUs will vest on a Quarterly Basis until the final 15% of RSUs have vested, subject to Ms. Parekh’s continuous service to the Company. “Vesting Date” is defined as the fifth (5th) day of each month. The number of shares of the Company’s Class A common stock subject to the PSU awards is calculated as follows: the aggregate target PSU value divided by the trailing 30-calender day average of the closing price of the Company’s Class A common stock on the New York Stock Exchange up to and including the date of grant. The PSUs will vest based on the Company’s achievement of performance metrics as previously approved by the Committee for the fiscal years ending January 31, 2027, January 31, 2028, January 31, 2029, and January 31, 2030. The final number of shares of the Company’s Class A common stock to vest from the PSUs will be certified by the Committee at the end of each fiscal year, contingent upon achievement of performance metrics and Ms. Parekh’s continuous service to the Company. Vesting of approved PSUs for a given fiscal year will occur no later than April 30 following the end of such fiscal year.

Pursuant to the CIC Agreement, Ms. Parekh is entitled to certain payments and benefits on termination of employment or upon a termination in connection with a change of control. In the event she is terminated without “cause” or resigns for “good reason” within three months before or twelve months following a “change of control” of the Company, she will be entitled to: (i) an amount equal to twelve months of her base salary and her then-current annual target bonus, in each case at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) to the extent Ms. Parekh timely elects to receive continued coverage under the Company’s group-healthcare plans, the Company will continue to pay the employer portion of her premium payments for such continued coverage for a period ending on the earlier of (x) twelve months following the termination date and (y) the date that she becomes eligible for coverage under another employer’s plans. In addition, Ms. Parekh’s equity awards, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria, will become vested and exercisable, as applicable, with respect to 100% of the underlying shares. All such severance payments and benefits will be subject to Ms. Parekh’s execution of a general release of claims against us.

Additionally, in the event that Ms. Parekh is terminated without “cause” or resigns for “good reason” outside of a “change of control,” she will be entitled to (i) an amount equal to six months of her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) to the extent she timely elects to receive continued coverage under the Company’s group-healthcare plans, the Company will continue to pay the employer portion of her premium payments for such continued coverage for a period ending on the earlier of (x) six months following the termination date and (y) the date that she becomes eligible for coverage under another employer’s plans. All such severance payments and benefits will be subject to Ms. Parekh’s execution of a general release of claims against us.

There are no family relationships between Ms. Parekh and any director or executive officer of the Company and no transaction involving Ms. Parekh that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and CIC Agreement are qualified in their entirety by reference to the full text of the Offer Letter and the CIC Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 30, 2026.

Ms. Parekh will also enter into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2021 (File No. 333-256761).

In connection with Ms. Parekh’s appointment, effective as of the Effective Date, Barry Padgett, the Company’s current Chief Growth Officer and interim Chief Financial Officer and principal financial officer will cease serving as interim Chief Financial Officer and principal financial officer and return to his role as Chief Growth Officer. Mr. Padgett’s cessation of service as interim Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

(e)

The information set forth above under Item 5.02(b) and (c) is hereby incorporated by reference into this Item 5.02(e).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: March 5, 2026	By:	/s/ Keenan Conder
Keenan Conder
Chief Legal Officer and Secretary